UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)
November 25, 2003

AFFILIATED COMPUTER SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 NORTH HASKELL
DALLAS, TEXAS 75204
(Address of principal executive offices)
(Zip Code)

(214) 841-6111
(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 25, 2003, the Registrant announced that it has closed the divestiture of a majority of its federal business to Lockheed Martin and the acquisition of Lockheed Martin’s commercial information technology business. This Amendment No. 1 to Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by the Registrant on November 26, 2003 to include pro forma financial information referred to in Item 7. below. The closing of the Transactions (defined below) occurred after the close of business on November 24, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Unaudited pro forma consolidated financial information for the Registrant is filed herewith as Exhibit 99.1 and incorporated herein by reference.

(c)	Exhibits.

Exhibit No.	Exhibit

99.1	Unaudited Pro Forma Consolidated Financial Information

ITEM 9. REGULATION FD DISCLOSURE

On August 1, 2003 the Registrant issued a press release announcing the signing of definitive agreements to (i) sell a significant portion of its federal government business to Lockheed Martin Corporation for approximately $658 million, including $70 million payable under a five-year non-compete (the “Divestiture”) and (ii) acquire the commercial information technology business of Lockheed Martin for approximately $107 million (the “Acquisition”). (The Divestiture and Acquisition are hereinafter collectively referred to as the “Transactions”.) Also, on August 1, 2003 the Registrant conducted a conference call to announce the Transactions. A Form 8-K was filed with the Securities and Exchange Commission on August 1, 2003 and furnished therewith were the press release announcing the Transactions and a copy of a presentation made during such conference call describing the impact of the Transactions and related financial guidance. On November 25, 2003 the Registrant issued a press release announcing that the Transactions had been closed on terms consistent with those previously announced. The Unaudited Pro Forma Consolidated Statements of Income for the year ended June 30, 2003 and for the three months ended September 30, 2003, which are attached to this Form 8-K/A as Exhibit 99.1, reflect only the Divestiture and not the impact of the Acquisition or any income generated from the net cash proceeds resulting from these Transactions. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 9 is deemed to be furnished and shall not be deemed to be filed under the Securities Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2003

Affiliated Computer Services, Inc.

By:	/s/Warren D. Edwards

Warren D. Edwards Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Information.